Exhibit 8.3

SECOND AMENDMENT TO PARTICIPATION AGREEMENT

This SECOND AMENDMENT TO PARTICIPATION AGREEMENT dated as of  April 13, 2010, by and among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and AMERICAN FIDELITY ASSURANCE COMPANY.

WITNESSETH:

WHEREAS, the parties hereto have entered into a Participation Agreement dated as of March 30, 2005, as amended (the “Participation Agreement”), pursuant to which the Sponsor has agreed to make shares of certain Portfolios of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company’s Variable Insurance Products; and

WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Participation Agreement.

2. Amendment of Participation Agreement. The Participation Agreement is hereby amended by replacing Schedule B to the Participation Agreement with Schedule B attached to this Amendment.

3. No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect. If this Amendment conflicts in any way with the terms of the Participation Agreement, the terms of this Amendment shall control.

4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of all parties hereto. For the purposes hereof, a facsimile copy of this Amendment, including the signature pages hereto, shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND

By:	_/S/Heidi Stam________________________

Name:	_Heidi Stam________________________

Title:	__Secretary________________________

THE VANGUARD GROUP, INC.

By:	__/S/______________________________

Name:	_Martha G. Papariello__________________

Title:	_Principal___________________________

VANGUARD MARKETING CORPORATION

By:	__/S/_________________________________

Name:	__Heidi Stam___________________________

Title:	_Senior Vice President____________________

AMERICAN FIDELITY ASSURANCE COMPANY

By:	__/S/_________________________________

Name:	_David R. Carpenter______________________

Title:	_President_____________________________

SCHEDULE B

PORTFOLIOS

The following portfolios of the Vanguard Variable Insurance Fund shall be made available as investments underlying the Variable Insurance Products:

VVIF Total Bond Market Index Portfolio (#0257)
VVIF Balanced Portfolio (#0106)
VVIF Capital Growth Portfolio (#0277)
VVIF Small Company Growth Portfolio (#0161)